Exhibit 10.7

REGISTRATION RIGHTS AGREEMENT

This registration rights agreement (this ‘‘Agreement’’) is entered into as of the              day of                             , 2006, by and among Bank Street Telecom Funding Corp., a Delaware corporation (the ‘‘COMPANY’’) and each of the undersigned parties listed under Initial Stockholders on the signature page hereto (each, an ‘‘INITIAL STOCKHOLDER’’ and collectively, the ‘‘INITIAL STOCKHOLDERS’’).

WHEREAS, the Initial Stockholders, collectively, hold all of the issued and outstanding securities of the Company as of the date hereof;

WHEREAS, the Initial Stockholders and the Company desire to enter into this Agreement to provide the Initial Stockholders with certain rights relating to the registration of shares of Common Stock and Founding Warrants (each as defined below) held by them;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS.    The following capitalized terms used herein have the following meanings:

‘‘AGREEMENT’’ means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

‘‘BUSINESS COMBINATION’’ means the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, of one or more operating businesses in the communications industry, having, collectively, a fair market value (as calculated in accordance with the Company's Amended and Restated Certificate of Incorporation) equal to at least 80% of the balance (subject to certain exclusions) of the Company's trust account at Smith Barney, a division of Citigroup Global Markets Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee at the time of such acquisition.

‘‘BSM’’ means BSTFC Management LLC.

‘‘BSM Demand Registration’’ is defined in Section 2.1.2.

‘‘BSM Securities’’ means any Registrable Securities owned or held by BSM.

‘‘BUSINESS DAY’’ means any day, except a Saturday, Sunday or legal holiday on which the banking institutions in the City of New York are authorized or obligated by law or executive order to close.

‘‘COMMISSION’’ means the Securities and Exchange Commission, or such successor federal agency or agencies as may be established in lieu thereof.

‘‘COMMON STOCK’’ means the common stock, par value $0.0001 per share, of the Company.

‘‘COMPANY’’ is defined in the preamble to this Agreement.

‘‘DEMAND REGISTRATION’’ is defined in Section 2.1.1.

‘‘DEMANDING HOLDER’’ is defined in Section 2.1.1.

‘‘EXCHANGE ACT’’ means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

‘‘FOUNDING WARRANTS’’ means (i) the certain warrants, each of which entitles the holder thereof to purchase one share of the Company's Common Stock, to be sold to the Initial Stockholders pursuant to that certain Founding Warrant Purchase Agreement, dated as of the date hereof, between the Company and the Initial Stockholders, (ii) any shares of Common Stock purchased upon the exercise of such warrants and (iii) any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock.

‘‘FORM S-3’’ is defined in Section 2.3.

‘‘INDEMNIFIED PARTY’’ is defined in Section 4.3.

‘‘INDEMNIFYING PARTY’’ is defined in Section 4.3.

‘‘INITIAL STOCKHOLDER’’ is defined in the preamble to this Agreement.

‘‘INITIAL STOCKHOLDER INDEMNIFIED PARTY’’ is defined in Section 4.1.

‘‘INITIAL STOCKHOLDER SHARES’’ means all of the Common Stock now owned or held or acquired after the date hereof by the Initial Stockholders as of the date hereof and any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock.

‘‘MAXIMUM NUMBER OF SHARES’’ is defined in Section 2.1.5.

‘‘NOTICES’’ is defined in Section 6.2.

‘‘PIGGY-BACK REGISTRATION’’ is defined in Section 2.2.1.

‘‘PROSPECTUS’’ means a prospectus relating to a Registration Statement, as amended or supplemented, and all materials incorporated by reference in such Prospectus.

‘‘REGISTER,’’ ‘‘REGISTERED’’ and ‘‘REGISTRATION’’ mean a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

‘‘REGISTRABLE SECURITIES’’ means the Initial Stockholder Shares and the Founding Warrants; provided, however, that the Initial Stockholder Shares and the Founding Warrants shall only be deemed ‘‘Registrable Securities’’ after their respective Release Dates. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Securities and Exchange Commission makes a definitive determination to the Company that the Registrable Securities are saleable under Rule 144(k). For the purpose of this Agreement, a ‘‘majority-in-interest’’ of Registrable Securities will be calculated assuming any warrants (or other securities or obligations exercisable or exchangeable for or convertible into Common Stock) held by the applicable group of holders were exercised (or exchanged or converted) for one or more shares, as the case may be, of Common Stock, in accordance with the terms of such warrants (or such other securities or obligations).

‘‘REGISTRATION STATEMENT’’ means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity or to register shares issued in connection with an acquisition or a bona fide business transaction).

‘‘RELEASE DATES’’ means (i) with respect to the Founding Warrants, the date on which the certain warrants to be sold to the Initial Stockholders pursuant to that certain Warrant Purchase Agreement, dated as of the date hereof, between the Company and the Initial Stockholders become exercisable by their terms, and (ii) with respect to the Initial Stockholder Shares, the date on which such shares are released from escrow pursuant to that certain Stock Escrow Agreement, dated                     , 2006, by and among the Company, the Initial Stockholders and Continental Stock Transfer & Trust Company.

‘‘SECURITIES ACT’’' means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

‘‘UNDERWRITER’’ means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

2.    REGISTRATION RIGHTS.

2.1.    Demand Registration.

2.1.1.    General Request for Registration.    At any time and from time to time on or after the first Release Date, the holders of a majority-in-interest of the Registrable Securities (including any BSM Securities) held by the Initial Stockholders or their transferees may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a ‘‘DEMAND REGISTRATION’’). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of any demand pursuant to this Section 2.1.1, or pursuant to Section 2.1.2 below, as the case may be, within ten (10) Business Days, and each holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in such Demand Registration (each such holder including shares of Registrable Securities in such Demand Registration, a ‘‘DEMANDING HOLDER’’) shall so notify the Company within ten (10) Business Days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration subject to Section 2.1.5 and the provisions set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of Registrable Securities; provided, however, that the number of Demand Registrations permitted hereby shall be reduced by the number of BSM Demand Registrations effected by the Company pursuant to Section 2.1.2 below.

2.1.2.    BSM Request for Registration.    At any time and from time to time on or after the first Release Date, BSM may make a written demand for registration under the Securities Act of all or part of the BSM Securities (a ‘‘BSM Demand Registration’’). Any demand for a BSM Demand Registration shall specify the number of BSM Securities proposed to be sold and the intended method(s) of distribution thereof. The Company shall not be obligated to effect more than an aggregate of three (3) BSM Demand Registrations under this Section 2.1.2; provided, however, that the number of BSM Demand Registrations permitted hereby shall be reduced by the number of Demand Registrations effected by the Company pursuant to Section 2.1.1 above.

2.1.3.    Effective Registration.    A registration will not count as a Demand Registration or a BSM Demand Registration, as the case may be, until the Registration Statement filed with the Commission with respect to such Demand Registration or BSM Demand Registration, as the case may be, has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration or BSM Securities pursuant to a BSM Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration or BSM Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) with respect to a Demand Registration, a majority-in-interest of the Demanding Holders thereafter elect to continue the offering, or with respect to a BSM Demand Registration, BSM thereafter elects to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until any such Registration Statement that has been filed is counted as a Demand Registration or a BSM Demand Registration, as the case may be, or is terminated.

2.1.4.    Underwritten Offering.    If a majority-in- interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, or if BSM elects and advises the Company as part of its written demand for a BSM Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration or a BSM Demand Registration shall be in the form of an underwritten offering. In each such case, the right of any holder to include such holder's Registrable Securities in such registration shall be conditioned upon such holder's participation in such underwriting on the terms required by the Underwriter or the Company, including, without limitation, execution of custody agreements, powers of attorney and lock-ups and agreement to execute the underwriting agreement, and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders who propose to distribute their Registrable Securities through such an underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration and shall be responsible for satisfying any closing conditions relevant to such holder. If BSM proposes to distribute Registrable Securities through an underwriting, BSM shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected by BSM, provided that such Underwriter or Underwriters is acceptable to the Company.

2.1.5.    Reduction of Offering.    If the managing Underwriter or Underwriters for a Demand Registration or BSM Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders or BSM in writing that the dollar amount or number of Registrable Securities that the Demanding Holders or BSM desire to sell, taken together with all other shares of Common Stock or other securities that the Company desires to sell and the shares of Common Stock or Founding Warrants, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other holders of the Company's securities who desire to sell securities, exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the ‘‘MAXIMUM NUMBER OF SHARES’’), then the Company shall include in such registration:

(i)	first, in the case of a Demand Registration, the Registrable Securities as to which the Demand Registration has been requested that can be sold without exceeding the Maximum Number of Shares (all pro rata in accordance with the number of Registrable Securities beneficially held by any holder participating in the Offering) and in the case of a BSM Demand Registration, the BSM securities requested to be included in such registration that can be sold without exceeding the Maximum Number of Shares;

(ii)	second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i),

(A)	in the case of a Demand Registration, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and

(B)	in the case of a BSM Demand Registration, the Registrable Securities as to which registration has been requested by the Initial Stockholders other than BSM that can be sold without exceeding the Maximum Number of Shares (pro rata in accordance with the number of shares or other securities which each such person has actually requested to be included in such registration); and to the extent that the Maximum Number of Shares has not been reached under the foregoing of this clause (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;

(iii)	third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(iv)	fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities that other security holders desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.1.6.    Withdrawal.    In the case of a Demand Registration, if any of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In the case of a BSM Demand Registration, if BSM disapproves of the terms of any Underwriting or is not entitled to include all of the BSM Securities in any offering, BSM may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to the BSM Demand Registration. In such event, the Company need not seek effectiveness of such Registration Statement. If the majority-in-interest of the Demanding Holders in the case of a Demand Registration or BSM in the case of a BSM Demand Registration withdraws from a proposed offering relating to a Demand Registration then such registration shall not count as a Demand Registration provided for in Sections 2.1.1 and 2.1.2.

2.2.    Piggy-Back Registration.

2.2.1.    Piggy-Back Rights.    If at any time on or after the first Release Date the Company proposes to file by Registration Statement with respect to a specific offering of equity securities or securities or other obligations exercisable or exchangeable for or convertible into equity securities, other than a Registration Statement (i) in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act, (ii) on Form S-8, (iii) for an exchange offer or offering of securities solely to the Company's existing Stockholders, (iv) for an offering of debt that is convertible into the equity securities of the Company, (v) for a dividend reinvestment plan, or (vi) solely in connection with a merger, consolidation or non-capital raising bona fide business transaction, then the Company shall (a) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than fifteen (15) Business Days before the printing of any red herring (or similar prospectus) with respect thereto, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (b) offer to the holders of Registrable Securities in such notice the opportunity to register such number of Registrable Securities as such holders may request in writing within ten (10) Business Days following receipt of such notice (a ‘‘PIGGY-BACK REGISTRATION’’). The Company shall cause such Registrable Securities to be included in such registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities who propose to distribute securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form and agree to other customary terms, including as to power of attorney, custody agreements and lock up) with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2.    Reduction of Offering.    If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities that the dollar amount or number of shares of Common Stock or other securities that the Company desires to sell, taken together with shares of Common Stock or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i)	If the registration is undertaken for the Company's account,

(A)	first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;

(B)	second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities (including the Registrable Securities) as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (including this Agreement) that can be sold without exceeding the Maximum Number of Shares (pro rata in accordance with the number of shares or other securities which each such person has actually requested to be included in such registration); and

(C)	third, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that other security holders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(ii)	If the registration is a ‘‘demand’’ registration undertaken by persons with demand rights pursuant to a written contractual arrangement other than this Agreement,

(A)	first, the shares of Common Stock or other securities for the account of the demanding persons pursuant to such other written contractual arrangement that can be sold without exceeding the Maximum Number of Shares;

(B)	second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;

(C)	third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities (including the Registrable Securities) as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (including this Agreement) that can be sold without exceeding the Maximum Number of Shares (pro rata in accordance with the number of shares or other securities which each such person has actually requested to be included in such registration); and

(D)	fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities that other security holders desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.2.3.    Withdrawal.    Any holder of Registrable Securities may elect to withdraw such holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement; provided, that no withdrawal shall be permitted after red herring prospectuses (or similar prospectuses) are printed without the consent of the Company, which consent shall not be unreasonably withheld. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.    Registrations on Form S-3.    The holders of Registrable Securities may at any time and from time to time after the Release Date, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration that may be available at such time (‘‘FORM S-3’’); provided, however, that: (a) Form S-3 is available for such offering, (b) the Company shall not be obligated to effect such request through an underwritten offering and (c) the Company shall not be obligated to effect such a request if the Company has within the preceding twelve (12) month period effected a registration on Form S-3, either pursuant to this Section 2.3 or otherwise. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities and, as soon as practicable thereafter, effect the registration of all or such portion of such holder's or holders' Registrable Securities, as the case may be, as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within five (5) Business Days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations or BSM Demand Registrations effected pursuant to Section 2.1.

3.    REGISTRATION PROCEDURES.

3.1.    Filings; Information.    Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1.    Filing Registration Statement.    The Company shall, within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to ninety (90) days (or such longer period if the Company does not have available the required financial statements (including those of acquired businesses) to file and cause the Registration Statement to become effective), and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.

3.1.2.    Copies.    The Company shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3.    Amendments and Supplements.    The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.4.    Notification.    After the filing of a Registration Statement, the Company shall promptly, and in no event more than five (5) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within three (3) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available upon request to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders who have requested such documents, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

3.1.5.    State Securities Laws Compliance.    The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or ‘‘blue sky’’ laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to register the Registrable Securities in a jurisdiction in which such registration would cause (i) the Company to be obligated to qualify to do business in any such jurisdiction, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction, (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company (except to the extent such shares are already subject to an escrow in such jurisdiction), or (iii) the Company to incur significant costs with respect to the number of shares to be sold.

3.1.6.    Agreements for Disposition.    The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Company or as required by the Underwriters. Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to Section 2 hereof. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

3.1.7.    Cooperation.    Management of the Company shall cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in customary meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8.    Records.    The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.9.    Opinions and Comfort Letters.    The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company's independent public accountants delivered to any Underwriter, in each case, to the extent such counsel or accountant is willing to do so.

3.1.10.    Earnings Statement.    The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within six (6) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11.    Listing.    The Company shall use commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities that are included in such registration.

3.2.    Obligation to Suspend Distribution.    Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's Board of Directors or otherwise, of the ability of all ‘‘insiders’’ covered by such program to transact in the Company's securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended Prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of ‘‘insiders’’ to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3.    Registration Expenses.    The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or ‘‘blue sky’’ laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, word processing, duplicating, telephone, facsimile, messenger and delivery expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, as required by Section 3.1.11; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities that are included in such registration; (x) all fees and disbursements of the underwriters (other than underwriting, discounts and commissions); (xi) all transfer taxes and (xii) all expenses incurred in connection with promotional efforts or ‘‘road shows’’ unless the Underwriter agrees to pay all or a portion of such expenses. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne solely by such holders.

3.4.    Information.    The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company's obligation to comply with federal and applicable state securities laws.

3.5.    Holder Obligations.    No holder of Registrable Securities may participate in any underwritten offering pursuant to this Section 3 unless such holder (i) agrees to sell only such holder's Registrable Securities on the basis reasonably provided in any underwriting agreement, and (ii) completes, executes and delivers any and all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required by or under the terms of any underwriting agreement or as reasonably requested by the Company.

4.    INDEMNIFICATION AND CONTRIBUTION.

4.1.    Indemnification by the Company.    The Company agrees to indemnify and hold harmless each Initial Stockholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Initial Stockholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a ‘‘STOCKHOLDER INDEMNIFIED PARTY’’), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus, final Prospectus, free writing Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, free writing Prospectus or summary Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein; provided, however, that the foregoing indemnity shall not inure to the benefit of any holder (or to the benefit of any person controlling such holder) from whom the person asserting such losses, claims or liabilities purchased the Registrable Securities, if a copy of the Prospectus (as then amended or supplemented if the

Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such holder to such person, if required by law so to have been delivered at or prior to the written confirmation of the sale of the Registrable Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 3.1.3 hereof. The Company also shall indemnify the Underwriter, their officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person who controls the Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2.    Indemnification by Holders of Registrable Securities.    Each selling holder of Registrable Securities will, with respect to any Registration Statement where Registrable Securities were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, and each other person, if any, who controls such selling holder, such underwriter or the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus, final Prospectus, free writing Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder in connection with the sale of the Registrable Securities by such selling holder pursuant to the Registration Statement containing such untrue statement or allegedly untrue statement.

4.3.    Conduct of Indemnification Proceedings.    Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the ‘‘INDEMNIFIED PARTY’’) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the ‘‘INDEMNIFYING PARTY’’) in writing of the loss, claim, judgment, damage, liability or action. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated in this Section 4.3, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such Indemnifying Party of the aforesaid request, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (other than reimbursement for fees and expenses the Indemnifying Party is contesting in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4.    Contribution.

4.4.1.    If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 4.3 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2.    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.    UNDERWRITING AND DISTRIBUTION.

5.1.    Rule 144.    The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

6.    MISCELLANEOUS.

6.1.    Assignment; No Third Party Beneficiaries.    This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder in accordance with applicable law. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Initial Stockholder or holder of Registrable Securities or of any assignee of the Initial Stockholder or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.1.

6.2.    Notices.    All notices, demands, requests, consents, approvals or other communications (collectively, ‘‘NOTICES’’) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice provided in accordance with this Section 6.2. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Bank Street Telecom Funding Corp.
One Landmark Square, 18th Floor
Stamford, CT06901
Facsimile: (203) 252-2810
Attention: Chief Executive Officer

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY10004
Facsimile: (212) 859-4000
Attention: Stuart Gelfond

To a Stockholder, to the address set forth below such Stockholder's name on the signature pages hereof.

6.3.    Severability.    This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.4.    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5.    Entire Agreement.    This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6.    Modifications and Amendments.    This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by an Initial Stockholder or Initial Stockholders, then holding in the aggregate a majority-in-interest of Registrable Securities.

6.7.    Titles and Headings.    Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8.    Waivers and Extensions.    Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided, that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9.    Remedies Cumulative.    In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Initial Stockholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10.    Governing Law.    This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the holders of the Registrable Securities irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the New York State Supreme Court in the Borough of Manhattan, in any action arising out of or relating to this Agreement, agree that all claims in respect of the action may be heard and determined in any such court and agree not to bring any action arising out of or relating to this Agreement in any other court. In any action, the Company and the holders of the Registrable Securities irrevocably and unconditionally waive and agree not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above court, that such action is brought in an inconvenient forum or that the venue of such action is improper. Without limiting the foregoing, the Company and the holders of the Registrable Securities agree that service of process at each parties respective addresses as provided for in Section 6.2 above shall be deemed effective service of process on such party.

6.11.    Waiver of Trial by Jury.    Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Initial Stockholder in the negotiation, administration, performance or enforcement hereof.

6.12.    No Inconsistent Agreements.    The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Initial Stockholders in this Agreement or otherwise conflicts with the provisions hereof, other than any customary lock-up agreement with the underwriters in connection with any offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period (not to exceed 180 days) following such offering. Notwithstanding the foregoing, for clarifying purposes, the Company may grant other or superior registration rights to holders of its equity or debt securities.

6.13.    Adjustments.    At the request of the majority-in-interest of the Registrable Securities, in the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, the provisions of this Agreement shall be appropriately adjusted. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Initial Stockholders to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

6.14.    Changes in Law.    The parties hereby agree that to the extent there are changes in law that affect the rights of holders of Registrable Securities, the parties will act in good faith to revise this Agreement as necessary or desirable to provide the benefit intended as of the date this Agreement is entered into.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In witness whereof, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

BANK STREET TELECOM FUNDING CORP.
By:
Name: Title:
INITIAL STOCKHOLDERS:
By:
[ADDRESS]
By:
[ADDRESS]